FORM OF PROXY CARD

PO Box 211230, Eagan, MN 55121-9984	VOTE ONLINE 1. Read the proxy statement and have the proxy card at hand. 2. Follow the simple instructions.

VOTE BY PHONE 1. Read the proxy statement and have the proxy card at hand. 2. Call toll-free 888-644-9486 3. Follow the simple instructions.

VOTE BY MAIL 1. Read the proxy statement. 2. Check the appropriate box(es) on the reverse side of the proxy card. 3. Sign, date and return the proxy card in the envelope provided

CornerCap Fundametrics® Large-Cap ETF

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD FEBRUARY 12, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of the above-referenced Fund (the “Fund”) hereby appoints each of Eric McCormick, Russell Simon, and Ryan Ckarles, collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on February 12, 2026 at the offices of U.S. Bank Global Fund Services, at 2020 E. Financial Way, Suite 10, Glendora, CA 91741 at 10:00 a.m. Pacific Time, and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choice made on this ballot. IF THIS PROXY IS PROPERLY EXECUTED BUT NO CHOICE IS INDICATED AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S) This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable Sign in the box above

Date

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be

held on February 12, 2026.

The Proxy Statement for this Meeting is available at https://proxyvotinginfo.com/p/funl2026

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE

REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

This proxy is solicited on behalf of the Board of Directors. It will be voted as specified.

If no specification is made, this proxy shall be voted “FOR” the proposal.

The Board of Directors has voted in favor of all the proposal and recommends that you vote “FOR” the proposal.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS:

		FOR	AGAINST	ABSTAIN

1.

To approve an Agreement and Plan of Reorganization approved by the Board of Advisor Managed Portfolios, which provides for the reorganization of CornerCap Fundametrics Large Cap ETF into iShares Large Cap Value Active ETF II, a newly created series of BlackRock ETF Trust.

		☐	☐	☐

Transact such other business as may properly come before the Meeting.